CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$800,000.00	07-26-2011	05-31-2020	8803145220			***	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower: Premier Packaging Corporation
6 Framark Drive
Victor, NY 14564

Lender: Citizens Bank N.A.
a national banking association
One Citizens Plaza
Providence, RI 02903

Principal Amount: $800,000.00 **Date of Agreement:** 6/12/19

DESCRIPTION OF EXISTING INDEBTEDNESS. Evidenced by that certain Amended and Restated Revolving Line Note, dated July 26, 2011 (as previously amended, modified or supplemented, the "Note") in the original principal amount of **$1,000,000.00**, which matures on **May 31, 2018** (the "Maturity Date").

Pursuant to one or more previous amendments, modifications or supplements the original principal amount of the Note was changed to **$800,000.00** evidenced by that certain Loan Modification Agreement, dated **April 28, 2015.**.

DESCRIPTION OF COLLATERAL. Evidenced by that certain Second Amended and Restated Credit Facility Agreement, dated **July 28, 2011** and given by Premier Packing Corporation (as previously amended, modified or supplemented, the "Loan Agreement") and by that certain Security Agreement, dated **February 12, 2010** and given by Premier Packing Corporation (as previously amended, modified or supplemented, the "Security Agreement") in which the Lender was granted a first priority security interest in and lien on the personal property.

As further security, Document Security Systems, Inc. issued a guaranty, dated **February 12, 2010** (as previously amended, modified or supplemented, the "Document Security Systems, Inc. Guaranty"), pursuant to which Document Security Systems, Inc. guaranteed to the Lender the payment and performance of all of the Borrower's obligations with respect to the Loan and the other Loan Documents.

As further security, Plastic Printing Professionals, Inc. issued a guaranty, dated **February 12, 2010** (as previously amended, modified or supplemented, the "Plastic Printing Professionals, Inc. Guaranty"), pursuant to which Plastic Printing Professionals, Inc. guaranteed to the Lender the payment and performance of all of the Borrower's obligations with respect to the Loan and the other Loan Documents.

As further security, Secuprint Inc. issued a guaranty, dated **February 12, 2010** (as previously amended, modified or supplemented, the "Secuprint Inc. Guaranty"), pursuant to which Secuprint Inc. guaranteed to the Lender the payment and performance of all of the Borrower's obligations with respect to the Loan and the other Loan Documents.

DESCRIPTION OF CHANGE IN TERMS. The Borrower and the Lender have agreed to modify the Loan and the Loan Documents in accordance with the terms of this Agreement.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

GOVERNING LAW CHANGE. Borrower and Lender have agreed that the loan facility's governing law shall be amended. This Modification will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Rhode Island without regard of its conflicts of law provisions. The Modification has been accepted by Lender in the State of Rhode Island.

MATURITY DATE. The Lender hereby agrees to extend the Maturity Date of the Note to **May 31, 2020** (the "New Maturity Date"), on which New Maturity Date the Loan and all fees, costs, expenses and other amounts owing by the Borrowers to the Lender shall be due and payable, in full, without further notice or demand. All references to the Maturity Date in the Loan Documents shall be modified accordingly. The Borrowers hereby agree to pay to the Lender all payments due prior to the New Maturity Date in accordance with the terms of the Note, as affected hereby, and that any failure to make any such payments in accordance with the terms of the Note shall be a default under this Agreement, the Note and each of the Loan Documents.

AMENDMENT TO COVENANTS. Notwithstanding anything to the contrary contained in the Loan Documents, the **Second Amended and Restated Credit Facility Agreement** shall be amended as set forth as follows:

The **Loan Agreement** is hereby modified by deleting from Section 9 entitled "Negative Covenants of the Borrower", Subsection 9.13 in its entirety and substituting in lieu thereof the following:

Limitation on any related loans/advances. Borrower shall not make any loans or advances or distributions or pay dividends in excess of $400,000.00 annually to any individual, partnership, corporation, limited liability corporation, trust, or other organization or person, including without limitation its officers and employees; provided, however, that Borrower may make advances to its employees, including its officers, with respect to expenses incurred by such employees in the ordinary course of business which expenses are reimbursable by Borrower, and provided further, however, that Borrower my extend credit in the ordinary course of business in accordance with customary trade practices.

INTEREST CALCULATION METHOD. Interest on this loan is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this loan is computed using this method.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this loan shall be increased by 5.000 percentage points. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Payment Default. Borrower fails to make any payment when due under the Indebtedness.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other

agreement between Lender and Borrower.

Default In Favor of Third Parties. Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or ability to perform Borrower's obligations under this Agreement or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Indebtedness. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the Indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Agreement and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Agreement if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Rhode Island without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of Rhode Island.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts.

SUCCESSORS AND ASSIGNS. Subject to any limitations stated in this Agreement on transfer of Borrower's interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Borrower, Lender, without notice to Borrower, may deal with Borrower's successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Borrower from the obligations of this Agreement or liability under the Indebtedness.

MISCELLANEOUS PROVISIONS. If any part of this Agreement cannot be enforced, this fact will not affect the rest of the Agreement. Lender may delay or forgo enforcing any of its rights or remedies under this Agreement without losing them. Borrower and any other person who signs, guarantees or endorses this Agreement, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Agreement, and unless otherwise expressly stated in writing, no party who signs this Agreement, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Agreement are joint and several.

REAFFIRMATION OF GUARANTOR. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned guarantor(s) hereby irrevocably and unconditionally acknowledge and confirm to the Lender that the guaranty of the obligations of the Borrower including without limitation respecting the Note continues in full force and effect and is a valid and binding obligation of the undersigned guarantor(s) in accordance with its terms, that no defenses, offsets, claims, counterclaims exist with respect to such guaranty(s), and that each such guaranty is enforceable in accordance with its terms, and guarantees and shall continue to guarantee in accordance with its terms the performance of all amounts guaranteed thereby including without limitation in addition to all other liabilities and obligations guaranteed thereby, all liabilities and obligations of the Borrower to the Lender respecting the Note and the other Loan Documents as affected hereby.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

CHANGE IN TERMS SIGNERS:

PREMIER PACKAGING CORPORATION

By: ______________________________
Todd D. Macko, Vice President of Finance of Premier Packaging Corporation

X ______________________________
Todd D. Macko, Vice President of Finance of Secuprint Inc, Guarantor
FRANK D HEUSZEL, CEO

X ______________________________
Todd D. Macko, Vice President of Finance of Document Security Systems, Inc., Guarantor
FRANK D HEUSZEL, CEO

X ______________________________
Todd D. Macko, Vice-President of Finance of Plastic Printing Professional, Inc.,Guarantor
FRANK D HEUSZEL, CEO

LENDER:

CITIZENS BANK N.A.

X ______________________________
Douglas Dandurand, Vice President